Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Constellation Brands, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-136379) of Constellation Brands, Inc. of our reports dated April 30, 2007, with respect to the consolidated balance sheets of Constellation Brands, Inc. and subsidiaries as of February 28, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended February 28, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of February 28, 2007, and the effectiveness of internal control over financial reporting as of February 28, 2007, which reports appear in the February 28, 2007 annual report on Form 10-K of Constellation Brands, Inc. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

Our report on the consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, at March 1, 2006.

Our report, dated April 30, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, as of February 28, 2007, contains an explanatory paragraph that states that Constellation Brands, Inc. acquired the Canadian operations of Vincor International Inc. on June 5, 2006, and management excluded from its assessment of the effectiveness of Constellation Brands, Inc.’s internal control over financial reporting as of February 28, 2007, the Canadian operations of Vincor International Inc.’s internal control over financial reporting associated with assets, net sales and income before income taxes comprising 9.4%, 4.7% and 3.1% of the consolidated total assets, net sales and income before income taxes of the Company as of and for the year ended February 28, 2007. Our audit of internal control over financial reporting of Constellation Brands, Inc. also excluded an evaluation of the internal control over financial reporting of the Canadian operations of Vincor International Inc.

/s/ KPMG LLP

Rochester, New York

November 19, 2007